Exhibit A(2)

                           BALLARD POWER SYSTEMS INC.
                                  BY-LAW NO. 1
                                TABLE OF CONTENTS
                                                                        Page No.
PART 1 INTERPRETATION...................................................... 1
   Definitions............................................................. 1
   Interpretation.......................................................... 2
   Headings................................................................ 2
PART 2 BUSINESS OF THE CORPORATION......................................... 2
   Corporate Seal.......................................................... 2
   Reproduction of Seal.................................................... 2
   Affixation of Seal...................................................... 2
   Execution of Documents.................................................. 3
   Reproduced Signatures................................................... 3
   Fiscal Period........................................................... 3
   Banking................................................................. 3
   Voting Rights in Other Bodies Corporate................................. 3
PART 3 BORROWING AND SECURITIES............................................ 4
   Borrowing Power......................................................... 4
   Delegation of Borrowing Authority....................................... 4
   Rights Attaching to Debt Obligations.................................... 4
PART 4 DIRECTORS........................................................... 4
   Calling of Meetings..................................................... 4
   Notice of Meeting....................................................... 5
   Quorum.................................................................. 5
   Chairperson........................................................... . 5
   Voting.................................................................. 5
   Remuneration and Expenses............................................... 5
   Additional Remuneration................................................. 6
PART 5 COMMITTEES.......................................................... 6
   Transaction of Business................................................. 6
PART 6 PROTECTION OF DIRECTORS AND OTHERS.................................. 6
   Contracts with the Corporation.......................................... 6
   Limitation of Liability................................................. 7
   Amplification of Rights................................................. 7
PART 7 SHARES.............................................................. 8
   Registration of Transfers............................................... 8
   Separate Instruments of Transfer........................................ 8
   Transfer Fee............................................................ 8
   Lost or Destroyed Certificate........................................... 8
PART 8 DIVIDENDS AND RIGHTS................................................ 8
   Declaration............................................................. 8
   Interest................................................................ 8
   Valuation of Non-Cash Dividends......................................... 9
   Dividend Cheques........................................................ 9
   Cheques to Joint Holders................................................ 9

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   Non-receipt of Cheques.................................................. 9
   Unclaimed Dividends..................................................... 9
PART 9 MEETINGS OF SHAREHOLDERS............................................ 9
   Chairperson of Meeting.................................................. 9
   Choosing the Chairperson................................................10
   Secretary of Meeting....................................................10
   Scrutineers.............................................................10
   Meeting By Electronic Means.............................................10
   Persons Entitled to be Present..........................................10
   Quorum..................................................................10
   No Proxy Lodged.........................................................10
   Joint Shareholders......................................................11
   Votes to Govern.........................................................11
   Show of Hands...........................................................11
   Result of Vote on Show of Hands.........................................11
   Demand for Ballot.......................................................11
   Vote by Ballot..........................................................11
   Poll....................................................................11
   Adjournment.............................................................12
   Rulings by the Chairperson..............................................12
PART 10 NOTICES............................................................12
   Notice to Joint Shareholders............................................12
   Signature to Notice.....................................................12
   Effective Date of Notice................................................13
   Omissions and Errors....................................................13
   Persons Entitled by Death or Operation of Law...........................13
   Waiver of Notice........................................................13
   Waiver in Writing.......................................................13

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                           BALLARD POWER SYSTEMS INC.

                                  BY-LAW NO. 1


                                     PART 1

                                 INTERPRETATION

Definitions

1.1  In the by-laws, except as the context otherwise requires,

     (a) Act means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 or any statute substituted therefor, as amended, and the regulations made under the Act,

     (b)  appoint includes "elect" and vice versa,

     (c)  articles means the articles of the Corporation,

     (d)  board means the board of directors of the Corporation,

     (e)  by-laws means this by-law and all other by-laws of the Corporation,

     (f)  Corporation means Ballard Power Systems Inc.,

     (g) document includes a contract, electronic document or other instrument in writing,

     (h)  instrument of transfer means

          (i) such form of transfer as may appear on the back of the share certificate evidencing the share proposed to be transferred, or

          (ii) such form of separate transfer document as is in general use or as adopted or permitted by the board,

     (i)  meeting  of   shareholders   means  an  annual  or  other  meeting  of
          shareholders of the Corporation, and a meeting of holders of a class or series of shares in the Corporation, and

     (j)  recorded address means

          (i) in the case of a shareholder, the shareholder's address as recorded in the securities register,

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          (ii) in the case of joint  shareholders,  the address appearing in the securities register in respect of their joint holding, or the first address so appearing if there is more than one, and

          (iii)in the case of a director, officer, or auditor, the address of the director, officer or auditor recorded in the records of the Corporation.

Interpretation

1.2  In the interpretation of these by-laws,

     (a)  a word importing singular number includes the plural and vice versa,

     (b)  a word importing gender includes the masculine, feminine and neuter,

     (c) a word importing a person includes an individual, a body corporate, a partnership, a trust, an estate and an unincorporated organization, and

     (d) a word or expression defined in the Act for the purposes of the entire Act has the meaning so defined.

Headings

1.3 The division of a by-law into parts and the headings of parts and sections will be considered as for convenience of reference only. and will not affect the construction or interpretation of the by-law.



                                     PART 2

                           BUSINESS OF THE CORPORATION

Corporate Seal

2.1 The board may adopt a corporate seal for the Corporation and adopt a new corporate seal in replacement of a corporate seal previously adopted.

Reproduction of Seal

2.2 Any two of the chairman, the president, a vice-president or the corporate secretary may authorize a person engaged by the Corporation to engrave, lithograph or print a document (including a negotiable instrument) on which a reproduction of the signature of a director or officer of the Corporation is, in accordance with these by-laws, electronically printed or otherwise mechanically reproduced, to cause the Corporation's seal to be affixed to the document by the use of an unmounted die reproducing the Corporation's seal.

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Affixation of Seal

2.3 The corporate seal of the Corporation will not be affixed to a document except by or in the presence of

     (a)  a person authorized to do so by a by-law or the board, or

     (b) the corporate secretary or an assistant corporate secretary for the purpose of certifying a copy of, or extract from, the articles or by-laws of the Corporation, minutes of a meeting or resolution of the shareholders or the board or a committee of the board, or a document executed or issued by the Corporation.

Execution of Documents

2.4 Documents requiring execution by the Corporation may be signed on behalf of the Corporation by the person authorized by the board. The board may appoint a person on behalf of the Corporation to sign documents generally or to sign specific documents.

Reproduced Signatures

2.5 A document on which the signature of an officer or director of the Corporation that is, by authority of the board, electronically printed, lithographed, engraved or otherwise reproduced upon the document to be executed or issued by the Corporation or any of it officers or directors will be valid as if the signature had been placed manually by such person and will be so valid notwithstanding that, at the time of the issue or delivery of the document, the person is deceased, has ceased to hold office giving rise to such person's authority or is otherwise unable to personally sign the document.

Fiscal Period

2.6 The fiscal period end of the Corporation will be as determined by the board.

Banking

2.7 The Corporation may maintain one or more accounts in its name with such banks, trust companies and other depositories within or outside Canada as determined by the board and banking business of the Corporation, including the borrowing of money and the giving of security, will be transacted as authorized by a by-law or the board.

Voting Rights in Other Bodies Corporate

2.8 To enable to the Corporation to exercise voting rights attaching to securities held by the Corporation,

     (a) any two of the chairman, the president, a vice-president or the corporate secretary may execute and deliver proxies and arrange for the issuance of voting certificates or other evidences of such rights in favour of the person determined by the officers executing such proxies, and

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     (b)  the board may  direct  the  manner in which and the person by whom any particular voting rights may or will be exercised.


                                     PART 3

                            BORROWING AND SECURITIES

Borrowing Power

3.1 Except as otherwise provided in the articles, without limiting the powers of the Corporation as set forth in the Act, the board may cause the Corporation to

     (a)  borrow money on the credit of the Corporation,

     (b) give a guarantee or undertaking of indemnity on behalf of the Corporation to secure the payment or performance of a present or future indebtedness or other obligation of another person,

     (c) issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured, and

     (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in any or all property of the Corporation, owned or subsequently acquired, to secure the payment or performance of a present or future indebtedness or other obligation of the Corporation.

Delegation of Borrowing Authority

3.2 The board may delegate to a person any or all of the powers conferred on the board by ss.3.1 to such extent and in such manner as determined by the board.

Rights Attaching to Debt Obligations

3.3 A debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attendance and voting at a meeting of shareholders, appointment of directors or otherwise and may by its terms be assignable free from any equities between the Corporation and the person to whom it is issued or a subsequent holder of it, all as determined by the board.

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                                     PART 4

                                    DIRECTORS

Calling of Meetings

4.1 The chairman or the president may, and the corporate secretary upon the request of a director will, convene a meeting of the board.

Notice of Meeting

4.2 Except as otherwise provided in the articles, notice of the time and place of a meeting of the board must be given to each director not less than 48 hours before the time when the meeting is to be held, but

     (a) the notice need not specify what matters are to be dealt with at the meeting other than as required by the Act,

     (b) no notice will be necessary if all the directors are present in person or if those directors who are absent have signified consent to the holding of the meeting,

     (c)  no notice need be given to a director appointed at the meeting, and

     (d) no notice of a meeting that begins within 24 hours after the end of a meeting of shareholders need be given to a director elected at that meeting of shareholders.

Quorum

4.3 The board may fix the quorum required for the transaction of business at a meeting of the board and, if not so fixed, the quorum will be a majority of the directors who are directors at the time of such meeting.

Chairperson

4.4 The chairperson of a meeting of the board will be the first mentioned of the chairman or the president, provided the president is a director, but if no such director is present within 15 minutes after the time appointed for holding the meeting, or if each such director who is present indicates unwillingness to act as the chairperson of the meeting, then the lead director will act as the chairperson of the meeting provided that such lead director is present within 15 minutes after the time appointed for holding the meeting, or if such lead director indicates an unwillingness to act as the chairperson of the meeting, then the directors present will choose one of their number to be the chairperson.

Voting

4.5 Except as otherwise provided in the articles, a question arising at a meeting of the board will be decided by a majority of the votes cast and in case of an equality of votes the chairperson may not exercise a second or casting vote.

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Remuneration and Expenses

4.6 Directors will be paid such remuneration for their services to the Corporation as determined by the board and will be reimbursed by the Corporation for travelling and other expenses properly incurred by them in attending a meeting of the board or a committee of the board or a meeting of shareholders.

Additional Remuneration

4.7 Remuneration payable to a director who is also an officer or employee of the Corporation, or who serves the Corporation in a professional capacity, will be in addition to the director's salary as an officer or employee or professional fees.


                                     PART 5

                                   COMMITTEES

Transaction of Business

5.1 Except as otherwise determined by the board, proceedings of a committee of the board will be governed as follows:

     (a) the powers of the committee may be exercised by a meeting at which a quorum of the committee is present;

     (b)  a majority of the members of the committee will constitute a quorum;

     (c) meetings of the committee may be held at any place within or outside of Canada;

     (d) a question arising at a meeting will be determined by a majority of the votes cast and in the case of an equality of votes the chairperson of the meeting will not exercise a second or casting vote;

     (e) the committee may determine when it will hold and adjourn meetings and may elect its chairperson, make rules for the conduct of its business and appoint such assistants as it deems necessary; and

     (f) the committee will keep regular minutes of its transactions and report its transactions to the board as required by the board.

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                                     PART 6

                       PROTECTION OF DIRECTORS AND OTHERS

Contracts with the Corporation

6.1  Subject to the Act and except as otherwise determined by the board,

     (a) no director is, by being a director, or by reason of holding any other office or place of profit under the Corporation or under a person in which the Corporation is a shareholder or otherwise interested, disqualified from entering into a contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner in a contract, transaction or arrangement made or proposed to be entered into with the Corporation,

     (b) no such contract, transaction or arrangement is thereby void or liable to be avoided,

     (c) no director is liable to account to the Corporation for profit arising from such office or place of profit or realized by such contract, transaction or arrangement,

     (d) no director is obligated to make a declaration or disclosure of interest or refrain from voting, and

     (e) no contract or transaction is invalid or voidable, and no director is accountable to the Corporation or a shareholder in respect of the contract or transaction, by reason that the director did not disclose any interest.

Limitation of Liability

6.2 Except as otherwise provided in the Act, no director or officer will be liable for

     (a) the acts, receipts, neglects or defaults of any other person, or for joining in a receipt or act for conformity,

     (b) a loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to property acquired by, for, or on behalf of the Corporation,

     (c) the insufficiency or deficiency of a security in or upon which moneys of the Corporation are invested,

     (d) a loss or damage arising from the bankruptcy, insolvency or wrongful act of a person with whom money, security or other property of the Corporation is lodged or deposited, or

     (e) any other loss, damage, or misfortune that may arise out of the execution of the duties of a director or in relation thereto.

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Amplification of Rights

6.3 The provisions of this Part are in amplification of or in addition to, and not by way of limitation of or substitution for, any right, immunity or protection conferred on a director or officer by law or otherwise.


                                     PART 7

                                     SHARES

Registration of Transfers

7.1  In order to effect a transfer of a share,

     (a) an instrument of transfer must be executed by the registered holder of the share, or the holder's attorney duly authorized in writing, in which case evidence satisfactory to the board of such authorization must be delivered to the Corporation's transfer agent for such shares or, if the Corporation has no transfer agent for such shares, to the records office of the Corporation,

     (b) the execution of the instrument of transfer must be attested and validated as reasonably required by the board, and

     (c) the certificate evidencing the share to be transferred, if one was issued by the Corporation, and the instrument of transfer must be delivered to the Corporation's transfer agent for such shares or, if the Corporation has no transfer agent for such shares, to the records office of the Corporation.

Separate Instruments of Transfer

7.2 There must be a separate instrument of transfer for each class or series of share proposed to be transferred.

Transfer Fee

7.3 There must be paid to the Corporation or its transfer agent for such share in respect of the registration of a transfer or transmission such fee as determined by the board.

Lost or Destroyed Certificate

7.4 If a share certificate of the Corporation is worn out, defaced, lost or destroyed, it may be replaced on payment of the charge and on the terms for evidence and indemnity as the directors determine.

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                                     PART 8

                              DIVIDENDS AND RIGHTS

Declaration

8.1 The board may, as permitted by law, declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

Interest

8.2  No dividend will bear interest against the Corporation.

Valuation of Non-Cash Dividends

8.3  The board will determine the value of a dividend not paid in money.

Dividend Cheques

8.4 A dividend payable in money may be paid by cheque of the Corporation or its paying agent to the order of the registered holder of the shares on which it is being paid and mailed by prepaid ordinary mail to the holder at the holder's recorded address or as the holder otherwise directs. The mailing of such cheque in such manner, unless such cheque is not paid on presentation, will satisfy and discharge the Corporation from the liability for the dividend to the extent of the sum represented by such cheque plus the amount of any tax which the Corporation is required to and does withhold.

Cheques to joint Holders

8.5 In the case of joint holders, a cheque in payment of a dividend will, unless they otherwise jointly direct, be made payable to the order of all of them and mailed to them at their recorded address.

Non-receipt of Cheques

8.6 If a dividend cheque is not received by the person to whom it is so sent or is lost, mutilated or destroyed, the Corporation will issue a replacement cheque for a like amount on such terms as to evidence of non-receipt, loss, mutilation or destruction and of title, indemnity and reimbursement of expense as prescribed by the board, whether generally or in any particular case.

Unclaimed Dividends

8.7 A dividend unclaimed for six years after the date of record for payment will be forfeited and revert to the Corporation.

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                                     PART 9

                            MEETINGS OF SHAREHOLDERS

Chairperson of Meeting

9.1 The chairperson of a meeting of shareholders will be the first of the chairman, the president, lead director or a vice-president in order of seniority, who is present at the meeting and is willing to act.

Choosing the Chairperson

9.2 If no such individual willing to act is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote may choose one of their number to be chairperson.

Secretary of Meeting

9.3 If the corporate secretary of the Corporation is absent or unwilling to act, the chairperson will appoint some person, who need not be a shareholder, to act as secretary of the meeting.

Scrutineers

9.4 One or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting.

Meeting By Electronic Means

9.5 The board may determine that a meeting of shareholders called by the board will be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

Persons Entitled to be Present

9.6 The only persons entitled to be present at a meeting of shareholders will be those entitled to vote at such meeting, the directors and the auditor of the Corporation and any other person who, although not entitled to vote, is entitled or required under a provision of the Act or the articles or by-laws to be present at the meeting, and any other person may be admitted only on the invitation of the chairperson of the meeting.

Quorum

9.7 A quorum for the transaction of business at a meeting of shareholders is at least two individuals present at the commencement of the meeting holding, or representing by proxy the holder or holders of shares carrying in the aggregate not less than five percent of the votes eligible to be cast at the meeting.

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No Proxy Lodged

9.8 The chairperson of a meeting of shareholders may, subject to regulations so made, in the chairperson's discretion accept such electronically transmitted or other written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and votes given in accordance with such electronically transmitted or written communication accepted by the chairperson will be valid and will be counted.

Joint Shareholders

9.9 If two or more of the joint holders of a share are present in person or represented by proxy and vote, the vote of that one of them, or of the proxy holder for that one of them, whose name appears first on the securities register of the Corporation in respect of the share will be accepted to the exclusion of the vote of another, or of the proxy holder for another, of such joint holders.

Votes to Govern

9.10 At a meeting of shareholders every question will, except as otherwise required by the articles or by-laws, be determined by a majority of the votes cast on the question, and in case of an equality of votes, either on a show of hands or on a poll, the chairperson of the meeting will not be entitled to a second or casting vote.

Show of Hands

9.11 On a show of hands every person who is present and entitled to vote will have one vote.

Result of Vote on Show of Hands

9.12 Whenever a vote by show of hands is taken on a question, then unless a ballot thereon is required or demanded, a declaration by the chairperson of the meeting that the vote on the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, will be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question, and the result of the vote so taken will be the decision of the shareholders upon such question.

Demand for Ballot

9.13 A demand for a ballot may be withdrawn at any time before the ballot is taken.

Vote by Ballot

9.14 If a ballot is taken each person present will be entitled to one vote, or such other number of votes as the articles provide, in respect of each share that such person is entitled to vote on the question at the meeting, and the result of the ballot so taken will be the decision of the shareholders upon such question.

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Poll

9.15 A poll demanded on the election of a chairperson, or on a question of adjournment will be taken forthwith, and a poll demanded on any other question will be taken at such time as the chairperson of the meeting directs.

Adjournment

9.16 The chairperson of a meeting of shareholders may, with the consent of the meeting, adjourn the meeting.

Rulings by the Chairperson

9.17 The chairperson of a meeting of shareholders will have regard to accepted rules of parliamentary procedure, and

     (a) the chairperson will have absolute authority over matters of procedure and there will be no appeal from the ruling of the chairperson, but if the chairperson, in the chairperson's absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure at a meeting of shareholders or part of such meeting, the chairperson will so state and will clearly state the rules under which the meeting or the appropriate part of such meeting will be conducted,

     (b) a dispute as to the admission or rejection of a vote will be determined by the chairperson and the chairperson's determination will be final and conclusive,

     (c) if disorder arises that prevents continuation of the business of a meeting, the chairperson may quit the chair and declare the meeting to be adjourned, and upon the chairperson's so doing, the meeting is, notwithstanding ss.9.16, immediately adjourned, and

     (d)  the  chairperson  may ask or require  anyone  who is not a  registered
          shareholder   entitled   to  vote  at  the   meeting  or   proxyholder
          representing such a shareholder to leave the meeting.


                                     PART 10

                                     NOTICES

Notice to joint Shareholders

10.1 If two or more persons are registered as joint holders of a share, a notice must be directed to all of them but need be delivered or addressed only to the recorded address to be sufficient notice to all.

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Signature to Notice

10.2 The signature to a notice to be given by the Corporation may be written, stamped, typewritten or printed.

Effective Date of Notice

10.3 A notice sent by any means of electronic transmission or any other form of recorded communication will be deemed to have been given on the day when it is transmitted by the Corporation or, if transmitted by another, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a certificate or declaration in respect of any thereof in writing signed by an officer or by an employee of a transfer agent or registrar of the Corporation will be conclusive evidence of the matters therein certified or declared.

Omissions and Errors

10.4 The accidental omission to give a notice to a shareholder, director, officer, or auditor or the non-receipt of a notice by any such person or an error in a notice not affecting its substance will not invalidate an action taken at a meeting held pursuant to such notice or otherwise founded on it.

Persons Entitled by Death or Operation of Law

10.5 Every person who, by operation of law, transfer, death of a shareholder or any other means, becomes entitled to a share will be bound by every notice in respect of such share that is duly given to the shareholder from whom such person derives title to such share before such person's name and address is entered on the securities register (whether such notice is given before or after the happening of the event upon which such person becomes so entitled) and before such person furnishes to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

Waiver of Notice

10.6 A shareholder (or the duly appointed proxyholder of a shareholder), director, officer, auditor or member of a committee of the board may at any time in writing waive a notice, or waive or abridge the time for a notice, required to be given to such person under a provision of the Act, the articles, the by-laws or otherwise, and such waiver or abridgement, if given before the meeting or other event of which notice is required to be given, will cure a default in the giving or in the time of such notice, as the case may be.

Waiver in Writing

10.7 A waiver referred to in ss. 10.6 must be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner and, in the case of a meeting of the board or of a committee of the board, will be deemed to be given by a director with respect to all business transacted after the director first attends the meeting.

ENACTED BY THE BOARD OF DIRECTORS OF BALLARD POWER SYSTEMS INC. ON MARCH 1, 2002 AND CONFIRMED BY THE SHAREHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF THE CANADA BUSINESS CORPORATIONS ACT ON MAY 16, 2002.